UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2018

Fidelity National Information Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	1-16427	37-1490331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Riverside Avenue, Jacksonville, Florida		32204
(Address of Principal Executive Offices)		(Zip Code)

(904) 438-6000

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Seventh Amendment and Restatement of Credit Agreement

On September 21, 2018, Fidelity National Information Services, Inc. (“FIS”), JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, entered into a Seventh Amendment and Restatement Agreement, dated as of September 21, 2018 (the “Credit Facility Amendment”), which amends and restates FIS’s existing credit agreement (as amended, the “Restated Credit Agreement”). The Credit Facility Amendment increases the revolving credit commitments outstanding under the Restated Credit Agreement from $3.0 billion to $4.0 billion and extends the term of the Restated Credit Agreement to September 21, 2023. Under the Restated Credit Agreement, the maximum leverage ratio remains at 3.50x with potential step-ups to 4.00x or 4.50x following acquisitions of a certain size. Borrowings under the Restated Credit Agreement will be used for general corporate purposes, including backstopping any Notes that FIS may issue under the Commercial Paper Program disclosed in Item 8.01 below.

The foregoing descriptions of the Credit Facility Amendment and the Restated Credit Agreement are qualified in their entirety by reference to the actual terms of such documents, copies of which are attached as Exhibit 10.1 (with respect to the Credit Facility Amendment and, through its Annex A, the Restated Credit Agreement and its exhibits and schedules) to this report and are incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 under the heading “Seventh Amendment and Restatement of Credit Agreement” is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

Commercial Paper Program

On September 21, 2018, FIS established a U.S. commercial paper program (the “Commercial Paper Program”) for the issuance and sale of senior, unsecured commercial paper notes (the “Notes”), up to a maximum aggregate amount outstanding at any time of $4.0 billion. The Notes will have maturities of up to 397 days from the date of issue. The proceeds of the Notes are expected to be used for general corporate purposes.

This Current Report on Form 8-K does not constitute an offer to sell nor a solicitation of an offer to buy any security. The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or in reliance upon an applicable exemption from the registration requirements under the Securities Act and applicable state laws.

On September 24, 2018, FIS issued a press release announcing that it had (i) completed the Credit Facility Amendment and (ii) established the Commercial Paper Program.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Seventh Amendment and Restatement Agreement, dated as of September 21, 2018, by and among FIS, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, together with its Annex and attachments, including the Restated Credit Agreement dated as of September 21, 2018.

99.1	Press Release, dated September 24, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.

Date: September 24, 2018	By:	/s/ Marc M. Mayo
		Name:	Marc M. Mayo
		Title:	Corporate Executive Vice President and Chief Legal Officer